Exhibit 99.1

Walgreens Boots Alliance Reports Fiscal 2016 Second Quarter Results

•	Adjusted second quarter net earnings attributable to Walgreens Boots Alliance per diluted share increase 11.0 percent to $1.31 compared with the year-ago period; GAAP net earnings attributable to Walgreens Boots Alliance per diluted share decrease 56.0 percent to $0.85

•	Adjusted second quarter net earnings attributable to Walgreens Boots Alliance increase 14.4 percent to $1.4 billion compared with the year-ago period; GAAP net earnings attributable to Walgreens Boots Alliance decrease 54.5 percent to $0.9 billion

•	GAAP operating cash flow totals $2.4 billion in the quarter, while free cash flow totals $2.0 billion in the quarter

•	Company raises by 5 cents per share its low end of guidance for fiscal year 2016 anticipated adjusted net earnings per diluted share attributable to Walgreens Boots Alliance to $4.35 to $4.55

DEERFIELD, Ill., 5 April 2016 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced financial results for the second quarter and first six months of fiscal year 2016 that ended 29 February 2016.

Executive Vice Chairman and CEO Stefano Pessina said, “I am pleased with how we are working across the company to transform our businesses and position ourselves for success in rapidly changing markets. In addition, we continued to make good progress in the quarter in reducing costs and establishing more efficient working practices, which contributed to overall adjusted earnings growth. Looking ahead, we remain on track to achieve our expectations for this fiscal year, as we work to mitigate lower pharmacy reimbursement rates and challenging retail sales environments.”

Overview of Second Quarter Results

Fiscal 2016 second quarter net earnings attributable to Walgreens Boots Alliance determined in accordance with GAAP decreased 54.5 percent to $0.9 billion compared with the same quarter a year ago, while GAAP net earnings attributable to Walgreens Boots Alliance per diluted share decreased 56.0 percent to $0.85 compared with the same quarter a year ago. The decreases in GAAP net earnings and GAAP net earnings per share were due to last year’s second quarter non-cash gain of $814 million, or $0.77 cents per diluted share, associated with the remeasurement to fair value on 31 December 2014 of the company’s previously-held equity investment in Alliance Boots, and fluctuations in the quarterly fair value adjustments of the company’s AmerisourceBergen warrants.

Adjusted fiscal 2016 second quarter net earnings attributable to Walgreens Boots Alliance1 increased 14.4 percent to $1.4 billion compared with the same quarter a year ago. Adjusted net earnings attributable to Walgreens Boots Alliance per diluted share for the quarter increased 11.0 percent to $1.31 compared with the same quarter a year ago. Fiscal 2016 second quarter earnings adjustments were a net increase to GAAP net earnings attributable to Walgreens Boots Alliance of $493 million or 46 cents per diluted share.

Net sales in the second quarter increased 13.6 percent to $30.2 billion compared with the same quarter a year ago, largely due to the full consolidation of Alliance Boots for the entire quarter this year, while foreign currency translation adversely impacted sales by approximately $750 million or 2.4 percent.

Combined net synergies were $329 million in the fiscal 2016 second quarter and $617 million in the first six months of fiscal 2016. The company continues to expect to reach at least $1.0 billion in combined net synergies in fiscal 2016 relating to the strategic combination with Alliance Boots. This excludes the synergy benefits related to the company’s strategic, long-term relationship with AmerisourceBergen, the benefits of refinancing the legacy Alliance Boots indebtedness at a lower cost and the proposed Rite Aid acquisition.

Walgreens Boots Alliance GAAP operating cash flow totaled $2.4 billion in the second quarter, while the company generated free cash flow of $2.0 billion in the quarter.

Overview of Fiscal 2016 First Half Results

For the first six months of fiscal 2016, net earnings attributable to Walgreens Boots Alliance determined in accordance with GAAP decreased 29.5 percent to $2.0 billion compared with the same period a year ago, while GAAP net earnings attributable to Walgreens Boots Alliance per diluted share decreased 35.1 percent to $1.87 compared with the same period a year ago.

Adjusted net earnings attributable to Walgreens Boots Alliance1 for the first six months of fiscal 2016 increased 28.2 percent to $2.6 billion compared with the same period a year ago. Adjusted net earnings attributable to Walgreens Boots Alliance per diluted share for the first six months of fiscal 2016 increased 18.2 percent to $2.34 compared with the same period a year ago. Fiscal 2016 first half earnings adjustments were a net increase to GAAP net earnings attributable to Walgreens Boots Alliance of $515 million or 47 cents per diluted share.

Net sales increased 28.4 percent to $59.2 billion for the first six months of fiscal 2016 compared with the same period a year ago, largely due to the inclusion of Alliance Boots consolidated results for the entire period.

Walgreens Boots Alliance GAAP operating cash flow totaled $3.1 billion in the first six months of fiscal 2016, while the company generated free cash flow of $2.4 billion during the period.

Rite Aid Acquisition

Walgreens Boots Alliance’s proposed acquisition of Rite Aid Corporation, which was announced 27 October 2015, is progressing as planned with Rite Aid’s stockholders approving the transaction on 4 February 2016. The transaction is subject to the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

Walgreens Boots Alliance is continuing its integration planning and continues to expect the transaction to close in the second half of calendar 2016.

Company Outlook

The company is raising by 5 cents per share its low end of guidance for fiscal year 2016 anticipated adjusted net earnings per diluted share attributable to Walgreens Boots Alliance to $4.35 to $4.55.

This guidance continues to assume no material accretion from the proposed acquisition of Rite Aid; equity income from AmerisourceBergen on a two-month reporting lag; and no significant changes in currency exchange rates.

Second Quarter Business Segment Highlights

Retail Pharmacy USA:

The Retail Pharmacy USA division, whose principal retail pharmacy brands are Walgreens and Duane Reade, had second quarter total sales of $21.5 billion, an increase of 2.1 percent over the year-ago quarter. Sales in comparable stores increased 2.2 percent compared with the same quarter a year ago.

Pharmacy sales, which accounted for 65.0 percent of the division’s total sales in the quarter, increased 3.2 percent compared with the year-ago quarter, while comparable pharmacy sales increased 3.7 percent. The division filled 233 million prescriptions (including immunizations) adjusted to 30-day equivalents in the quarter, an increase of 3.9 percent over last year’s second quarter, while the reported incidence of flu across the USA declined approximately 16 percent compared with the year-ago quarter, according to IMS Health. Prescriptions filled in comparable stores increased 2.8 percent compared with the same quarter last year, driven by growth in Medicare Part D prescriptions, while a weak cough, cold and flu season had a negative impact of approximately 30 basis points. The division’s retail prescription market share on a 30-day adjusted basis in the second quarter increased approximately 20 basis points over the year-ago quarter to 19.5 percent, as reported by IMS Health.

Comparable retail sales decreased 0.3 percent in the second quarter primarily due to soft cough, cold and flu product sales, which had an estimated negative impact of approximately 100 basis points on comparable retail sales in the quarter. The division saw strong sales in giftable products during the holiday season while wellness products, such as vitamins and first aid, and the company’s product brands, such as No7, also performed well in the quarter.

Adjusted gross profit dollars for the division grew by $162 million, or 2.8 percent, to $6.0 billion compared with the same quarter a year ago, primarily driven by increased pharmacy volume and a 10 basis point increase in adjusted gross profit margin. GAAP gross profit dollars for the division grew $149 million to $5.9 billion compared with the same quarter a year ago.

Adjusted second quarter selling, general and administrative expenses in the division increased by $13 million, or 0.3 percent, to $4.3 billion compared with the year-ago quarter. The strong cost control resulted from continued focus on store efficiencies and corporate costs. GAAP selling, general and administrative expenses in the division decreased by $89 million, or 2.0 percent, compared with the year-ago quarter.

The division’s GAAP operating income in the fiscal 2016 second quarter increased 10.6 percent over the year-ago quarter to $1.4 billion. Adjusted operating income in the second quarter increased 2.1 percent over the year-ago quarter to $1.6 billion. Excluding the impact from Alliance Boots equity income, the division’s adjusted operating income in the second quarter increased 10.0 percent over the year-ago quarter.

Retail Pharmacy International:

The Retail Pharmacy International division, whose principal retail brands are Boots in the UK, Thailand, Norway, the Republic of Ireland and The Netherlands, Benavides in Mexico and Ahumada in Chile, had second quarter total sales of $3.7 billion. On a pro forma constant currency basis, comparable store sales in the second quarter increased 2.3 percent compared with the same period a year ago, led by growth in the UK and by strong growth in the Republic of Ireland.

Comparable pharmacy sales increased 2.6 percent in the second quarter compared with last year’s second quarter, driven by good growth in the UK.

Comparable retail sales increased 2.1 percent in the quarter compared with the same period a year ago, driven by Boots in the UK and the Republic of Ireland. Boots UK growth reflects strong performances for its “Order & Collect service” and for seasonal categories and the company’s product brands.

GAAP operating income was $299 million, while adjusted operating income was $335 million.

Pharmaceutical Wholesale:

The Pharmaceutical Wholesale division, which mainly operates under the Alliance Healthcare brand, had second quarter total sales of $5.6 billion. On a pro forma constant currency basis and excluding acquisitions and dispositions, comparable sales increased 1.6 percent compared with the same period a year ago. Sales growth in the quarter was in line with the company’s estimate of market growth, weighted on the basis of country wholesale sales.

GAAP operating income was $134 million, while adjusted operating income was $155 million.

As announced on 18 March 2016, Walgreens Boots Alliance exercised warrants to purchase approximately 22.7 million shares of AmerisourceBergen Corporation common stock for an aggregate payment of approximately $1.17 billion. The transaction was funded using existing cash on hand. Walgreens Boots Alliance also continues to hold warrants to purchase an additional approximately 22.7 million shares of AmerisourceBergen common stock, which the company has the right to exercise beginning in March 2017.

Following the exercise of these warrants, the company beneficially owned approximately 15 percent of the outstanding shares of AmerisourceBergen common stock and intends to account for its investment in AmerisourceBergen using the equity method of accounting, subject to a two-month lag, with the net earnings attributable to its investment being classified within the operating income of the company’s Pharmaceutical Wholesale segment.

Comparability of Results

Following the combination with Alliance Boots on 31 December 2014, Walgreens Boots Alliance results for the three and six months ended 29 February 2016 include the results of Alliance Boots on a fully consolidated basis, while the three and six months ended 28 February 2015 include the results of Alliance Boots for two months (January and February 2015) on a fully consolidated basis and as equity income from Walgreen Co.’s pre-closing 45 percent interest in Alliance Boots for one month (December 2014) and four months (September through December 2014), respectively.

Walgreens Boots Alliance has organized its operations and reports results in three segments: Retail Pharmacy USA, Retail Pharmacy International and Pharmaceutical Wholesale. Segmental reporting includes results of operations, the allocation of synergy benefits including Walgreens Boots Alliance Development GmbH (WBAD) results, and the allocation of combined corporate costs for periods subsequent to 31 December 2014. The company has determined that it is impracticable to allocate historical results to the current segmental presentation. Accordingly, Retail Pharmacy USA segment results for periods prior to 31 December 2014 include all corporate costs of Walgreen Co., the full consolidated results of WBAD and equity income from Walgreen Co.’s pre-closing 45 percent interest in Alliance Boots.

Please note that all fiscal 2016 second-quarter comparable sales and prescriptions filled figures exclude the benefit of this year’s leap day.

Period-over-period comparisons of results require consideration of the foregoing factors and are not directly comparable.

Conference Call

Walgreens Boots Alliance will hold a one-hour conference call to discuss the second quarter results beginning at 8:30 a.m. Eastern time today, 5 April 2016. The conference call will be simulcast through the Walgreens Boots Alliance investor relations website at: http://investor.walgreensbootsalliance.com. A replay of the conference call will be archived on the website for 12 months after the call.

The replay also will be available from 11:30 a.m. Eastern time, 5 April 2016 through 12 April 2016, by calling 855-859-2056 within the USA and Canada, or 404-537-3406 outside the USA and Canada, using replay code 64905090.

[1]	Please see the “Reconciliation of Non-GAAP Financial Measures” table and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations.

Cautionary Note Regarding Forward-Looking Statements: All statements in this release that are not historical including, without limitation, those regarding estimates of and goals for future financial and operating performance (including those under “Company Outlook” above), the expected execution and effect of our business strategies, cost-savings and growth initiatives and restructuring activities and the amounts and timing of their expected impact, and our pending agreement with Rite Aid and the transactions contemplated thereby and their possible effects, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim”, “continue,” “sustain,” “synergy,” “on track,” “headwind,” “tailwind,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated or anticipated, including, but not limited to, those relating to the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements, the timing and severity of cough/cold and flu season, fluctuations in foreign currency exchange rates, the timing and magnitude of the impact of branded to generic drug conversions and changes in generic drug prices, our ability to realize synergies and achieve financial, tax and operating results in the amounts and at the times anticipated, supply arrangements, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects, the risks associated with equity investments in AmerisourceBergen including whether the outstanding warrants to invest in AmerisourceBergen will be exercised and the ramifications thereof, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of our contractual obligations, the amount of costs, fees, expenses and charges incurred in connection with strategic transactions, whether the costs associated with restructuring activities will exceed estimates, our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions in the amounts and at the times anticipated, the timing and amount of any impairment or other charges, changes in management’s assumptions, the risks associated with governance and control matters, the ability to retain key personnel, changes in economic and business conditions generally or in particular markets in which we participate, changes in financial markets and interest rates, the risks associated with international business operations, the risk of unexpected costs, liabilities or delays, changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms, risks of inflation in the cost of goods, risks associated with the operation and growth of our customer loyalty programs, risks associated with new business areas and activities, risks associated with acquisitions, divestitures, joint ventures and strategic investments, including those relating to our ability to satisfy the closing conditions and consummate the pending acquisition of Rite Aid and related financing matters on a timely basis or at all, the risks associated with the integration of complex businesses, outcomes of legal and regulatory matters, including with respect to regulatory review and actions in connection with the pending acquisition of Rite Aid, and changes in legislation, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended 31 August 2015, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination in the USA and Europe and, together with its equity method investments*, employs more than 370,000* people and has a presence in more than 25* countries. Walgreens Boots Alliance is a global leader in pharmacy-led, health and wellbeing retail with over 13,100* stores in 11* countries. The company includes one of the largest global pharmaceutical wholesale and distribution networks with over 350* distribution centers delivering to more than 200,000** pharmacies, doctors, health centers and hospitals each year in 19* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Botanics, Liz Earle and Soap & Glory. More company information is available at www.walgreensbootsalliance.com.

*	As at 31 August 2015, including equity method investments as of that date
**	For 12 months ended 31 August 2015, including equity method investments as of that date

(WBA-ER)

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net sales	$30,184	$26,573	$59,217	$46,127
Cost of sales	22,240	19,691	43,771	33,949

Gross Profit	7,944	6,882	15,446	12,178
Selling, general and administrative expenses	6,084	5,606	12,118	10,062
Equity earnings in Alliance Boots	—	101	—	315

Operating Income	1,860	1,377	3,328	2,431
Gain on previously held equity interest	—	706	—	706
Other income (expense)	(496)	504	(553)	703

Earnings Before Interest and Income Tax Provision (EBIT)	1,364	2,587	2,775	3,840
Interest expense, net	140	144	278	199

Earnings Before Income Tax Provision	1,224	2,443	2,497	3,641
Income tax provision	301	391	468	712
Post tax earnings from equity method investments	9	8	20	8

Net Earnings	932	2,060	2,049	2,937
Net earnings attributable to noncontrolling interests	2	18	9	45

Net Earnings Attributable to Walgreens Boots Alliance, Inc.	$930	$2,042	$2,040	$2,892

Net earnings per common share attributable to Walgreens Boots Alliance, Inc.:
Basic	$0.86	$1.96	$1.88	$2.91

Diluted	$0.85	$1.93	$1.87	$2.88

Dividends declared per share	$0.3600	$0.3375	$0.7200	$0.6750
Average shares outstanding	1,080.2	1,043.6	1,084.6	994.7
Dilutive effect of stock options	8.2	11.1	8.9	10.6

Average diluted shares	1,088.4	1,054.7	1,093.5	1,005.3

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	February 29, 2016	August 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$3,586	$3,000
Accounts receivable, net	6,733	6,849
Inventories	9,025	8,678
Other current assets	1,034	1,130

Total Current Assets	20,378	19,657
Non-Current Assets:
Property, plant and equipment, at cost, less accumulated depreciation and amortization	14,552	15,068
Goodwill	15,796	16,372
Intangible assets	11,122	12,351
Other non-current assets	4,537	5,334

Total Non-Current Assets	46,007	49,125

Total Assets	$66,385	$68,782

Liabilities and Equity
Current Liabilities:
Short-term borrowings	$1,052	$1,068
Trade accounts payable	9,873	10,088
Accrued expenses and other liabilities	5,050	5,225
Income taxes	297	176

Total Current Liabilities	16,272	16,557
Non-Current Liabilities:
Long-term debt	12,974	13,315
Deferred income taxes	3,107	3,538
Other non-current liabilities	4,114	4,072

Total Non-Current Liabilities	20,195	20,925

Total Equity	29,918	31,300

Total Liabilities and Equity	$66,385	$68,782

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	Six Months Ended
	February 29, 2016	February 28, 2015
Cash Flows from Operating Activities:
Net earnings	$2,049	$2,937
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation and amortization	824	826
Change in fair value of warrants and related amortization	586	(859)
Gain on previously held equity interest	—	(706)
Deferred income taxes	(171)	181
Stock compensation expense	60	65
Equity earnings from equity method investments	(20)	(315)
Other	196	322
Changes in operating assets and liabilities -
Accounts receivable, net	(152)	(391)
Inventories	(553)	106
Other current assets	33	21
Trade accounts payable	160	363
Accrued expenses and other liabilities	(79)	(20)
Income taxes	92	(99)
Other non-current assets and liabilities	60	(94)

Net cash provided by operating activities	3,085	2,337

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(657)	(643)
Proceeds from sale leaseback transactions	60	562
Proceeds from sale of business	43	—
Proceeds from sale of other assets	85	17
Alliance Boots acquisition, net of cash received	—	(4,461)
Other business and intangible asset acquisitions, net of cash received	(86)	(92)
Purchases of short-term investments held to maturity	(30)	(29)
Proceeds from short-term investments held to maturity	36	29
Other	(3)	(91)

Net cash used for investing activities	(552)	(4,708)

	Six Months Ended
	February 29, 2016	February 28, 2015
Cash Flows from Financing Activities:
Proceeds (payments) of short-term borrowings, net	61	(330)
Proceeds from issuance of long-term debt	—	12,279
Payments of long-term debt	(81)	(7,817)
Stock purchases	(1,152)	(594)
Proceeds related to employee stock plans	129	293
Cash dividends paid	(787)	(642)
Other	(29)	(360)

Net cash (used for) provided by financing activities	(1,859)	2,829
Effect of exchange rate changes on cash and cash equivalents	(88)	(99)
Changes in Cash and Cash Equivalents:
Net increase in cash and cash equivalents	586	359
Cash and cash equivalents at beginning of period	3,000	2,646

Cash and cash equivalents at end of period	$3,586	$3,005

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the company’s business from period to period and trends in the company’s historical operating results. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

NET EARNINGS AND EARNINGS PER SHARE

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net earnings attributable to Walgreens Boots Alliance, Inc. (GAAP)	$930	$2,042	$2,040	$2,892
Decrease (increase) in fair market value of warrants	379	(376)	420	(655)
Acquisition-related amortization	72	157	130	215
Cost transformation	20	—	84	—
LIFO provision	49	42	82	76
Acquisition-related costs	24	43	48	59
Asset impairment	21	78	21	78
United Kingdom tax rate change	—	—	(178)	—
Adjusted tax rate true-up	(40)	(69)	(60)	(69)
Net investment hedging gain	(32)	—	(32)	—
Transaction foreign currency hedging loss	—	70	—	166
Alliance Boots equity method non-cash tax	—	38	—	71
Store closures and other optimization costs	—	12	—	30
Prefunded interest expenses	—	21	—	30
Gain on previously held equity interest	—	(814)	—	(814)
Release of capital loss valuation allowance	—	—	—	(86)

Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. (Non-GAAP measure)	$1,423	$1,244	$2,555	$1,993

Net earnings per common share attributable to Walgreens Boots Alliance, Inc. – diluted (GAAP)	$0.85	$1.93	$1.87	$2.88
Decrease (increase) in fair market value of warrants	0.35	(0.35)	0.38	(0.65)
Acquisition-related amortization	0.07	0.15	0.12	0.21
Cost transformation	0.02	—	0.08	—
LIFO provision	0.05	0.04	0.07	0.08

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Acquisition-related costs	0.02	0.04	0.04	0.06
Asset impairment	0.02	0.07	0.02	0.08
United Kingdom tax rate change	—	—	(0.16)	—
Adjusted tax rate true-up	(0.04)	(0.07)	(0.05)	(0.07)
Net investment hedging gain	(0.03)	—	(0.03)	—
Transaction foreign currency hedging loss	—	0.07	—	0.16
Alliance Boots equity method non-cash tax	—	0.04	—	0.07
Store closures and other optimization costs	—	0.01	—	0.03
Prefunded interest expenses	—	0.02	—	0.03
Gain on previously held equity interest	—	(0.77)	—	(0.81)
Release of capital loss valuation allowance	—	—	—	(0.09)

Adjusted net earnings per common share attributable to Walgreens Boots Alliance, Inc. – diluted (Non-GAAP measure)	$1.31	$1.18	$2.34	$1.98

OPERATING INCOME BY SEGMENT

	Three Months Ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Operating Income (GAAP)	$1,429	$299	$134	$(2)	$1,860
Acquisition-related amortization	47	33	21	—	101
Cost transformation	25	3	—	—	28
LIFO provision	68	—	—	—	68
Acquisition-related costs	33	—	—	—	33
Asset impairment	30	—	—	—	30

Adjusted Operating Income (Non-GAAP measure)	$1,632	$335	$155	$(2)	$2,120

Total Sales	$21,500	$3,689	$5,627	$(632)	$30,184
Operating Margin (GAAP)	6.6%	8.1%	2.4%	0.3%	6.2%
Adjusted Operating Margin (Non-GAAP measure)	7.6%	9.1%	2.8%	0.3%	7.0%

	Three Months Ended February 28, 2015
	Retail Pharmacy USA(1)	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Operating Income (GAAP)	$1,292	$8	$81	$(4)	$1,377
Decrease (increase) in fair market value of warrants	6	—	—	—	6
Acquisition-related amortization	67	117	33	—	217
LIFO provision	55	—	—	—	55
Acquisition-related costs	52	—	7	—	59
Asset impairment	110	—	—	—	110
Store closures and other optimization costs	16	—	—	—	16

Adjusted Operating Income (Non-GAAP measure)	$1,598	$125	$121	$(4)	$1,840

Total Sales	$21,048	$2,047	$3,865	$(387)	$26,573
Operating Margin (GAAP)	6.1%	0.4%	2.1%	1.0%	5.2%
Adjusted Operating Margin (Non-GAAP measure)	7.6%	6.1%	3.1%	1.0%	6.9%

	Six Months Ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Operating Income (GAAP)	$2,457	$601	$277	$(7)	$3,328
Acquisition-related amortization	97	41	44	—	182
Cost transformation	110	8	—	—	118
LIFO provision	114	—	—	—	114
Acquisition-related costs	67	—	—	—	67
Asset impairment	30	—	—	—	30

Adjusted Operating Income (Non-GAAP measure)	$2,875	$650	$321	$(7)	$3,839

Total Sales	$41,870	$7,220	$11,423	$(1,296)	$59,217
Operating Margin (GAAP)	5.9%	8.3%	2.4%	0.5%	5.6%
Adjusted Operating Margin (Non-GAAP measure)	6.9%	9.0%	2.8%	0.5%	6.5%

	Six Months Ended February 28, 2015
	Retail Pharmacy USA(1)	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Operating Income (GAAP)	$2,346	$8	$81	$(4)	$2,431
Decrease (increase) in fair market value of warrants	(123)	—	—	—	(123)
Acquisition-related amortization	156	117	33	—	306
LIFO provision	107	—	—	—	107
Acquisition-related costs	76	—	7	—	83
Asset impairment	110	—	—	—	110
Store closures and other optimization costs	44	—	—	—	44

Adjusted Operating Income (Non-GAAP measure)	$2,716	$125	$121	$(4)	$2,958

Total Sales	$40,602	$2,047	$3,865	$(387)	$46,127
Operating Margin (GAAP)	5.8%	0.4%	2.1%	1.0%	5.3%
Adjusted Operating Margin (Non-GAAP measure)	6.7%	6.1%	3.1%	1.0%	6.4%

(1)	Operating income for Retail Pharmacy USA includes equity earnings in Alliance Boots.

EQUITY EARNINGS IN ALLIANCE BOOTS

	Three Months Ended February 28, 2015	Six Months Ended February 28, 2015
Equity earnings in Alliance Boots (GAAP)	$101	$315
Decrease (increase) in fair market value of warrants	6	(123)
Acquisition-related amortization	8	30

Adjusted Equity earnings in Alliance Boots (Non-GAAP measure)	$115	$222

GROSS PROFIT BY SEGMENT

	Three months ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Gross Profit (GAAP)	$5,895	$1,516	$535	$(2)	$7,944
LIFO provision	68	—	—	—	68

Adjusted gross profit (Non-GAAP measure)	$5,963	$1,516	$535	$(2)	$8,012

Total Sales	$21,500	$3,689	$5,627	$(632)	$30,184
Gross Margin (GAAP)	27.4%	41.1%	9.5%	0.3%	26.3%
Adjusted gross margin (Non-GAAP measure)	27.7%	41.1%	9.5%	0.3%	26.5%

	Three Months Ended February 28, 2015
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Gross Profit (GAAP)	$5,746	$753	$387	$(4)	$6,882
Acquisition-related amortization	—	100	6	—	106
LIFO provision	55	—	—	—	55

Adjusted gross profit (Non-GAAP measure)	$5,801	$853	$393	$(4)	$7,043

Total Sales	$21,048	$2,047	$3,865	$(387)	$26,573
Gross Margin (GAAP)	27.3%	36.8%	10.0%	1.0%	25.9%
Adjusted gross margin (Non-GAAP measure)	27.6%	41.7%	10.2%	1.0%	26.5%

	Six months ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Gross Profit (GAAP)	$11,340	$3,021	$1,092	$(7)	$15,446
LIFO provision	114	—	—	—	114

Adjusted gross profit (Non-GAAP measure)	$11,454	$3,021	$1,092	$(7)	$15,560

Total Sales	$41,870	$7,220	$11,423	$(1,296)	$59,217
Gross Margin (GAAP)	27.1%	41.8%	9.6%	0.5%	26.1%
Adjusted gross margin (Non-GAAP measure)	27.4%	41.8%	9.6%	0.5%	26.3%

	Six Months Ended February 28, 2015
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Gross Profit (GAAP)	$11,042	$753	$387	$(4)	$12,178
Acquisition-related amortization	—	100	6	—	106
LIFO provision	107	—	—	—	107

Adjusted gross profit (Non-GAAP measure)	$11,149	$853	$393	$(4)	$12,391

Total Sales	$40,602	$2,047	$3,865	$(387)	$46,127
Gross Margin (GAAP)	27.2%	36.8%	10.0%	1.0%	26.4%
Adjusted gross margin (Non-GAAP measure)	27.5%	41.7%	10.2%	1.0%	26.9%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES BY SEGMENT

	Three Months Ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Selling, general and administrative expenses (GAAP)	$4,466	$1,217	$401	$—	$6,084
Acquisition-related amortization	(47)	(33)	(21)	—	(101)
Cost transformation	(25)	(3)	—	—	(28)
Acquisition-related costs	(33)	—	—	—	(33)
Asset impairment	(30)	—	—	—	(30)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,331	$1,181	$380	$—	$5,892

Total Sales	$21,500	$3,689	$5,627	$(632)	$30,184
Selling, general and administrative expenses percent to sales (GAAP)	20.8%	33.0%	7.1%	—%	20.2%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	20.1%	32.0%	6.8%	—%	19.5%

	Three Months Ended February 28, 2015
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Selling, general and administrative expenses (GAAP)	$4,555	$745	$306	$—	$5,606
Acquisition-related amortization	(59)	(17)	(27)	—	(103)
Acquisition-related costs	(52)	—	(7)	—	(59)
Asset impairment	(110)	—	—	—	(110)
Store closures and other optimization costs	(16)	—	—	—	(16)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$4,318	$728	$272	$—	$5,318

Total Sales	$21,048	$2,047	$3,865	$(387)	$26,573
Selling, general and administrative expenses percent to sales (GAAP)	21.6%	36.4%	7.9%	—%	21.1%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	20.5%	35.6%	7.0%	—%	20.0%

	Six Months Ended February 29, 2016
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Selling, general and administrative expenses (GAAP)	$8,883	$2,420	$815	$—	$12,118
Acquisition-related amortization	(97)	(41)	(44)	—	(182)
Cost transformation	(110)	(8)	—	—	(118)
Acquisition-related costs	(67)	—	—	—	(67)
Asset impairment	(30)	—	—	—	(30)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$8,579	$2,371	$771	$—	$11,721

Total Sales	$41,870	$7,220	$11,423	$(1,296)	$59,217
Selling, general and administrative expenses percent to sales (GAAP)	21.2%	33.5%	7.1%	—%	20.5%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	20.5%	32.8%	6.7%	—%	19.8%

	Six Months Ended February 28, 2015
	Retail Pharmacy USA	Retail Pharmacy International	Pharmaceutical Wholesale	Eliminations and Other	Walgreens Boots Alliance, Inc.
Selling, general and administrative expenses (GAAP)	$9,011	$745	$306	$—	$10,062
Acquisition-related amortization	(126)	(17)	(27)	—	(170)
Acquisition-related costs	(76)	—	(7)	—	(83)
Asset impairment	(110)	—	—	—	(110)
Store closures and other optimization costs	(44)	—	—	—	(44)

Adjusted selling, general and administrative expenses (Non-GAAP measure)	$8,655	$728	$272	$—	$9,655

Total Sales	$40,602	$2,047	$3,865	$(387)	$46,127
Selling, general and administrative expenses percent to sales (GAAP)	22.2%	36.4%	7.9%	—%	21.8%
Adjusted selling, general and administrative expenses percent to sales (Non-GAAP measure)	21.3%	35.6%	7.0%	—%	20.9%

FREE CASH FLOW

	Three Months Ended February 29, 2016	Six Months Ended February 29, 2016
Net cash provided by operating activities (GAAP)	$2,353	$3,085
Less: Additions to property, plant and equipment	317	657

Free cash flow (Non-GAAP measure)(1)	$2,036	$2,428

(1)	Free cash flow is defined as net cash provided by operating activities in a period minus additions to property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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